Exhibit 99.1

Page 1 of 2 – TRX REPORTS THIRD QUARTER 2011 RESULTS

TRX REPORTS THIRD QUARTER 2011 RESULTS

Company Delivers 20% Growth in Data Intelligence and Reduces Debt Level to Five-Year Low

ATLANTA, 10 NOVEMBER 2011 — TRX, Inc. (www.trx.com) (OTCQB: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the quarter ended 30 September 2011.

Total revenues excluding client reimbursements for the third quarter of 2011 were $12.8 million compared with $13.6 million in the third quarter of 2010. Net income for the third quarter of 2011 was $0.7 million compared to $0.8 million for the third quarter of 2010. Net income per diluted share was $0.04 for both the third quarter of 2011 and 2010. Revenues from transaction processing services for the third quarter of 2011 were $9.8 million, compared to $11.1 million in the third quarter of 2010. Revenues from data intelligence services for the third quarter of 2011 were $3.0 million, compared to $2.5 million in the third quarter of 2010.

Adjusted EBITDA remained constant at $1.7 million for both the third quarter of 2011 and 2010.

“Our team continues to deliver this year,” said Shane Hammond, President and CEO, TRX. “Despite the multi-year trend we’ve had with several of our clients insourcing activities previously performed by TRX, our revenues were at their highest point of the year during the third quarter. We’ve been working to ignite growth in our data intelligence operations throughout the year, and were pleased to see data intelligence revenues gain significant momentum during the quarter as we successfully converted prospective and organic opportunities into sales. We like the health of our sales pipeline and it is well supported by a strong portfolio of creative solutions for the marketplace. The energy level at TRX is tangibly encouraging, and our global team remains focused on delivering efficient products and solutions to a growing number of clients as we look to 2012.”

David Cathcart, Chief Financial Officer, added, “Our operational success manifests itself in the continued strengthening of our balance sheet. We ended the third quarter with our lowest level of debt in over five years, and the strength of our balance sheet puts us in a position to shift our financial priorities fully toward generating incremental profitable revenue growth, which serves all of our stakeholders well.”

Based on management’s expectations, TRX reconfirmed its calendar year 2011 financial guidance as follows:

•	Revenues of $47 to $50 million
•	Adjusted EBITDA of $4 to $5 million
•	Capital Expenditures of approximately $2.5 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA and Free Cash Flow provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments, interest expense and taxes. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

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Page 2 of 2 – TRX REPORTS THIRD QUARTER 2011 RESULTS

Free Cash Flow consists of GAAP cash flow from operating activities minus capital expenditures. Free Cash Flow provides a useful indicator about the Company’s ability to fund its operations and repay its debts.

TRX’s calculation of EBITDA, Adjusted EBITDA and Free Cash Flow are not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income and Free Cash Flow to Net Cash Provided by Operations are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the Company’s website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for enabling online booking, profile and itinerary management, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the Company’s website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	John Broaddus
Vice President, Sales and Marketing, TRX, Inc.
(404) 417-7197

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TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
REVENUES:
Transaction processing	$9,751	$11,063	$28,925	$33,949
Data intelligence	3,033	2,540	8,661	8,253

Transaction and other revenues	12,784	13,603	37,586	42,202
Client reimbursements	90	126	295	357

Total revenues	12,874	13,729	37,881	42,559

EXPENSES:
Operating	8,167	8,207	24,001	25,026
Selling, general and administrative	2,138	2,673	6,878	8,665
Technology development	693	868	2,366	2,648
Client reimbursements	90	126	295	357
Impairment of goodwill	84	69	236	235
Depreciation and amortization	812	993	2,809	3,073

Total expenses	11,984	12,936	36,585	40,004

OPERATING INCOME	890	793	1,296	2,555

INTEREST (EXPENSE) INCOME:
Interest income	14	—	24	7
Interest expense	(117)	(167)	(369)	(520)

Total interest expense, net	(103)	(167)	(345)	(513)

INCOME BEFORE INCOME TAXES	787	626	951	2,042

INCOME TAX PROVISION (BENEFIT)	44	(171)	283	359

NET INCOME	$743	$797	$668	$1,683

Net Income per Share
Basic and diluted	$0.04	$0.04	$0.04	$0.09

Weighted Average Shares Outstanding
Basic	18,476	18,466	18,471	18,466
Diluted	18,737	18,586	18,596	18,577

Other Data:
Adjusted EBITDA	$1,676	$1,657	$4,220	$5,591
Capital expenditures	$560	$512	$1,449	$2,174

	As of September 30,	As of December 31,
	2011	2010
Consolidated Balance Sheet and Cash Flow Data:
Cash and cash equivalents	$2,207	$2,565
Total shareholders' deficit	$(295)	$(629)

	Nine Months
	Ended September 30,
	2011	2010
Free cash flow	$2,627	$(1,257)

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Net income	$743	$797	$668	$1,683
Depreciation and amortization	812	993	2,809	3,073
Interest expense, net	103	167	345	513
Income tax provision (benefit)	44	(171)	283	359

EBITDA	1,702	1,786	4,105	5,628
Impairment of goodwill	84	69	236	235
Stock compensation credit	(110)	(198)	(121)	(272)

Adjusted EBITDA	$1,676	$1,657	$4,220	$5,591

Reconciliation of Net Cash Provided by Operations to Free Cash Flow

	Nine Months
	Ended September 30,
	2011	2010
Net cash provided by operating activities	$4,076	$917
Capital expenditures	(1,449)	(2,174)

Free cash flow	$2,627	$(1,257)